EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             I-VIEW SOFTWARE, INC.,
                                   AS SELLER,

                                   PETER BERG,

                                 YANNICK TESSIER

                                       AND

                          HEMINGFOLD INVESTMENTS, LTD.,
                                  AS PURCHASER


                                NOVEMBER 21, 1996


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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (this "Agreement") dated November 21, 1996 among I-VIEW SOFTWARE, INC., a Florida corporation (the "Company"), Peter Berg ("Berg"), Yannick Tessier ("Tessier"), and HEMINGFOLD INVESTMENTS, LTD. ("Purchaser").

                                    RECITALS:

      A. The Company wishes to issue 1,984,127 shares (the "Shares") of its common stock, par value $0.0001 per share, (the "Common Stock") to Purchaser at a price of $0.63 per share, in exchange for aggregate consideration in the amount of $1,250,000, (the "Purchase Price")

      B. Purchaser wishes to purchase the Shares in accordance with the terms and conditions contained herein.

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1 "Adult Entertainment" means entertainment which contains sexually explicit content.

      1.2 "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such specified Person.

      1.3 "Assets" means all the properties and assets used or intended to be used or required by the Company and each Subsidiary in the conduct of the Business or a Subsidiary's business and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts and agreements used and/or intended to be used by the Company or a Subsidiary or required in or relating to the conduct of the Business

      1.4 "Bankruptcy" means: (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute; (b) the specified Person stops payment of, is deemed unable, or otherwise admits inability to pay, its debts or becomes or is deemed to be insolvent; (c) the presentation of a petition for or the making of a winding up or administration order in respect of the specified Person; (d) an assignment for the benefit of creditors; (e) the specified Person either does, resolves to do or commences negotiations with a view to doing any of the following: (i) makes a general or special arrangement or composition (whether voluntary or compulsory) with its creditors or any class of creditors, (ii) declares or agrees to a moratorium, or
(iii) issues a notice convening a meeting to resolve to do any of the foregoing;
(f) the filing of a voluntary petition in bankruptcy, winding-up or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up; or (g) the


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failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the assets or property of a party within 60 days from the date of such appointment.

      1.5 "Board" means the Board of Directors of the Company.

      1.6 "Business" means the development, production and distribution of computer software and hardware, as well as related peripherals.

      1.7 "Business Day" means any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in the city of Miami, Florida.

      1.8 "Confidential Information"of any party means all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning the transactions contemplated hereby which is of a confidential nature, not available to the general public and which such party provides or has previously provided to the other party at any time pursuant to or in connection with this Agreement. "Confidential Information" includes any information obtained by a meeting with personnel or a representative of a party or its subsidiaries, together with analyses, compilations, studies or other documents prepared by the party obtaining the information, which contain the Confidential Information. However, "Confidential Information" does not include any information which: (a) at the time of disclosure or thereafter is available to the public (other than as a result of a disclosure by a party or its Representative in violation of the terms of this Agreement); or (b) was or becomes available to a party or its Representatives (collectively, the "Informed Party") from a source other than the other party, unless the Informed Party knows that the source is bound by the terms of a confidentiality agreement with the other party.

      1.9 "Control" (including the terms "controlling," "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

      1.10 "Current Number" shall have the meaning set forth in Section 8.2(a)(ii) hereof.

      1.11 "Demand Registrable Securities" means, the Shares and any other shares of Common Stock received by Purchaser as a result of the preemption, anti-dilution and ratchet rights contained herein. However, any such shares shall be "Demand Registrable Securities" only so long as they are "Restricted Securities". Any share or other security shall be deemed a "Restricted Security" until such time as such share or other security: (a) has been effectively registered under the Securities Act and disposed of in accordance with the registration statement

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covering it; or (b) has been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

      1.12 "Demand Registration" shall have the meaning set forth in Section 6.2(a) hereof.

      1.13 "Dilution Shares" means, collectively, the Dilutive Shares, the Dilutive Rights Shares and Excess Existing Rights Shares.

      1.14 "Dilutive Rights Shares" has the meaning set forth in Section 1.16(a)(ii) hereof.

      1.15 "Dilutive Shares" has the meaning set forth in Section 1.16(a)(i) hereof

      1.16 "Dilutive Issuance" means the occurrence of:

           (a) any sale or issuance by the Company, at any time, or the entering into by the Company of any agreement, arrangement or understanding (whether conditional or unconditional) for the sale or issuance by the Company of:

               (i) any shares ("Dilutive Shares") of Common Stock for consideration per share (the "Issue Price") of less than the Per Share Purchase Price, other than (A) the issuance of Existing Rights Shares upon the exercise of Existing Rights; (B) any sale or issuance to Purchaser pursuant to Section
8.1 or (C) any issuance as a dividend upon or by reason of a split-up of the Common Stock in which Purchaser participates on the same basis as all other holders of Common Stock receiving such dividend or shares on consummation of such split-up;

               (ii) any Rights to acquire (conditionally or unconditionally) any shares ("Dilutive Rights Shares") of Common Stock where the sum (the "Rights Issue Price") of (A) the consideration paid or payable for any such Right entitling the holder thereof to acquire one share of Common Stock, plus (B) such additional consideration paid or payable upon exercise of such Right to acquire on share of Common Stock, is less than the Per Share Purchase Price; or

           (b) any sale or issuance by the Company, at any time, of any Excess Existing Rights Shares for consideration per share (the "Excess Existing Rights Exercise Price") of less than the Per Share Purchase Price.

           For purposes of this Agreement, (a) each Dilutive Issuance of Common Stock shall be deemed to involve the issuance of the maximum number of Dilutive Shares which are sold or issued in such Dilutive Issuance or which are the subject of the agreement, arrangement, or understanding for sale or issuance involved in such Dilutive Issuance, regardless of whether all or any of such shares are actually sold or issued and regardless of whether such agreement is legally binding and enforceable; (b) each Dilutive Issuance of Rights shall be deemed to involve the issuance of the maximum number of Dilutive Rights Shares issuable upon exercise of such Rights (regardless of whether such Rights are presently exercisable or are ever exercised or of the existence of any provisions for adjustment in the number of shares of Common Stock issuable

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upon exercise of such Rights or in the applicable Rights Issue Price); and (c)
the date of occurrence of any Dilutive Issuance shall be the date of the sale or issuance or the entering into of the agreement, arrangement or understanding for the sale or issuance of the shares of Common Stock or Rights involved.

      1.17 "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

      1.18 "Environmental Laws" means any foreign, federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

           (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined), materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

           (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., each as amended from time to time; or

           (c) otherwise relating to pollution or the protection of human health or the environment.

      1.19 "Excess Existing Rights Shares" means either:

           (a) the number of shares (if any) of Common Stock issuable upon exercise of an Existing Right after a Modification, which are in excess of the number of share issuable upon exercise of a an Existing Right without such Modification; or

           (b) the number of shares (if any) of Common Stock issuable upon the exercise of an Existing Right after a Modification, where the consideration per share at which the shares

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of Common Stock are issuable, is less than the consideration per share at which the shares would have been issued without such Modification.

      1.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      1.21 "Existing Right" means any of the Rights set forth on SCHEDULE 1.21 hereto.

      1.22 "Existing Rights Shares" means, as of any time, the shares of Common Stock issuable at such time upon exercise of any of the Existing Rights pursuant to the terms of such Existing Rights as in effect on the date hereof. .

      1.23 "GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

      1.24 "Governmental Authority" means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over Purchaser, the Business, the "Company" or their respective assets.

      1.25 "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      1.26 "Intellectual Property" means: (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications; (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications; (c) national and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application; (d) trademarks, service marks, trade dress, logos, trade names and corporate and partnership names, whether or not registered, including all common law rights, and registrations and applications for registration thereof; (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others; (g) trade secrets and confidential, technical and business information; (h) copies and tangible embodiments of all the foregoing, in whatever form or medium; (i) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; (j) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing; and
(k) all goodwill associated with the foregoing.

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      1.27 "Issue Price" has the meaning set forth in Section 1.16(a)(i) hereof.

      1.28 "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law issued by any Governmental Authority.

      1.29 "Material Adverse Effect" means any circumstance, change in, or effect on the business of any party hereto that could reasonably be expected to have a materially adverse effect on the business, operations, assets or liabilities, results of operations or the financial condition of such party.

      1.30 "Merger" means the merger of the Company and Tessier Technologies, Inc.

      1.31 "Modification" means the amendment, modification, supplementation, extension, renewal or replacement of Existing Rights, at time after the date hereof.

      1.32 "Per Share Purchase Price" shall have the meaning set forth in
Section 8.2(a)(ii).

      1.33 "Person" means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      1.34 "Piggyback Registrable Securities" means the Shares and any other shares of Common Stock received by Purchaser as a result of the preemption, anti-dilution and ratchet rights contained herein. However, any such shares shall be "Registrable Securities" only so long as they are "Restricted Securities". Any share or other security shall be deemed a "Restricted Security" until such time as such share or other security (i) has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, or (ii) has been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

      1.35 "Piggyback Registration" shall have the meaning set forth in Section 6.1(a) hereof.

      1.36 "Purchase Price" shall have the meaning set forth in Recital A hereof.

      1.37 "Receivables" means any and all accounts, notes and other receivables of the Company or a Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the date hereof, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

      1.38 "Registration Expenses" shall have the meaning set forth in Section 6.3(d) hereof.

      1.39 "Representative" means, with respect to a party hereto, such party's directors, officers, employees or attorneys, accountants and other agents and representatives who have need

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to know Confidential Information of the other party hereto, in order to perform their duties or services.

      1.40 "Request Securities" shall have the meaning set forth in Section 6.3 hereof.

      1.41 "Rights" means any options, warrants or other agreements for the purchase of Voting Stock.

      1.42 "Rights Issue Price" shall have the meaning set forth in Section 1.16(a)(ii).

      1.43 "SEC" means the United States Securities and Exchange Commission.

      1.44 "Securities Act" means the Securities Act of 1933, as amended.

      1.45 "Shares" shall have the meaning set forth in Recital A hereof.

      1.46 "Subsidiary" means a Person which is Controlled by the Company

      1.47 "Tax" or "Taxes" means any and all taxes, stamp duties, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

      1.48 "Voting Stock" means any class of capital stock of the Company with general voting rights for the election of directors.

      1.49 "Weighted Average Price" means, when used in any calculation herein, the quotient obtained by dividing:

           (a) the sum of (i) the aggregate Issue Price of all Dilutive Shares, if any, issued in a Dilutive Issuance and in all prior Dilutive Issuances (if any) plus (ii) the aggregate Rights Issue Price of all Dilutive Rights Shares, if any, issued in such Dilutive Issuance and in all prior Dilutive Issuances (if any) plus (iii) the aggregate Excess Existing Rights Exercise Price of all Excess Existing Rights Shares, if any, issued in a Dilutive Issuance and in all prior Dilutive Issuances (if any) ; by

           (b) the aggregate number of Dilutive Shares (if any) and Dilutive Rights Shares (if any) issued in such Dilutive Issuance and in all prior Dilutive Issuances (if any)

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                                   ARTICLE II
                                PURCHASE AND SALE

      Based upon the representations and warranties, set forth herein, Purchaser hereby purchases from the Company, and the Company hereby sells and issues to Purchaser, the Shares free and clear of any and all Encumbrances other than those restrictions imposed by this Agreement or by applicable United States federal and state securities laws. In consideration of and in full payment for the Shares, Purchaser hereby pays the Purchase Price to the Company.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY, BERG AND TESSIER

      As of the date hereof, each of Berg (solely with regard to the Company, as in existence immediately prior to the Merger), Tessier (solely with regard to Tessier Technologies, Inc. ("TTI"), as in existence immediately prior to the Merger) and the Company severally, represent and warrant to Purchaser, as follows:

      3.1 ORGANIZATION, QUALIFICATION, ETC. OF THE COMPANY. Each of the Company and each Subsidiary is a duly organized and validly existing corporation under the Laws of the State of Florida and have all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, is currently and is anticipated to be conducted. The Company and each Subsidiary are duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by them or the operation of their respective businesses makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not have a Material Adverse Effect. All material corporate actions taken by the Company and each Subsidiary have been duly authorized and neither the Company nor any Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of their respective Articles of Incorporation or Bylaws (collectively, the "Articles of Incorporation").

      3.2 AUTHORITY OF THE COMPANY. The Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      3.3 NO CONFLICT. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not: (a)

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conflict with or violate any Law or Governmental Order applicable to the Company or a Subsidiary, which violation or conflict would, individually or in the aggregate, have a Material Adverse Effect on the Company or a Subsidiary, the Business or on the transactions contemplated hereby; or (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or a Subsidiary, or the Business pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, agreement or arrangement to which the Company or a Subsidiary is a party or by which any of such assets or properties is bound or affected, which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby or on a Subsidiary or the Business.

      3.4 CAPITALIZATION OF THE COMPANY. SCHEDULE 3.4 accurately sets forth the names of the holders of: (a) all of the outstanding capital stock of the Company and the number of shares owned by each such stockholder; (b) all Rights relating to the issuance of capital stock of the Company. SCHEDULE 3.4 also sets forth the material terms of each of the Rights. Each outstanding share of capital stock of the Company has been duly and validly authorized and issued and is fully paid and owned, beneficially and of record, by the stockholder(s) listed on SCHEDULE 3.4.

      3.5 THE SHARES. All of the Shares are duly authorized and validly issued, fully paid, non-assessable, with all documentary stamp taxes of any kind prepaid and free and clear of all Encumbrances, other than those restrictions imposed by this Agreement or by applicable United States federal and state securities laws.

      3.6 REGISTRATION OF SHARES. Assuming that Purchaser's representations and warranties contained herein are true and correct, the offering, issuance, sale and delivery of the Shares are and shall be exempt from the registration requirements of the Securities Act.

      3.7 SUBSIDIARIES. SCHEDULE 3.7 is a true and complete list of all of the Company's Subsidiaries. For each Subsidiary, SCHEDULE 3.7 sets forth: (a) the Subsidiary's name; (b) the Subsidiary's jurisdiction of incorporation; (c) the Subsidiary's principal office address; (d) the Subsidiary's principal business; and (d) the percentage of the Subsidiary owned by the Company.

      3.8 TITLE TO THE ASSETS. The Company, TTI and each Subsidiary has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of their respective Assets, free and clear of all Encumbrances. All the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

      3.9 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or

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other order of, action by, filing with or notification to any Governmental
Authority or any third party.

      3.10 FINANCIAL INFORMATION. All balance sheets, profit and loss accounts and all other financial information of which have been made available to Purchaser by or on behalf of the Company, TTI and each Subsidiary for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been prepared in accordance with GAAP, consistently applied throughout the periods involved (except as disclosed therein) and give a true and fair view of the state of affairs of the Company, TTI and each Subsidiary as of the dates thereof and the results of its operations for the periods then ended, subject to year-end adjustments consisting only of normal recurring accruals.

      3.11 BOOKS AND RECORDS. The books of account and other financial records of the Company, TTI and each Subsidiary: (a) reflect all items of income and expense and all assets and liabilities required to be reflected therein, except to the extent that the omission to reflect such items could not, individually or in the aggregate, have a Material Adverse Effect on the Business or the business of TTI or a Subsidiary; (b) are complete and correct, not misleading and do not contain or reflect any inaccuracies or discrepancies; and (c) have been maintained in accordance with good business and accounting practices.

      3.12 RECEIVABLES. All Receivables reflected on the most recent balance sheets of the Company, each Subsidiary and TTI arose from, and the Receivables existing as of the date hereof have arisen from, the sale of services to persons not Affiliated with the Company, Berg or Tessier and in the ordinary course of its business consistent with past practice and constitute or will constitute, as the case may be, only valid, undisputed claims of the Company, each Subsidiary and TTI, respectively, not subject to valid claims of set-off, off-set or other defenses or counterclaims. The financial statements of the Company, each Subsidiary and TTI make full provision for all doubtful debts and all bad debts have been written off.

      3.13 LITIGATION. There are no actions, disputes or claims being brought or threatened by or against the Company, TTI or any Subsidiary (or any of the directors, officers, employees or agents of the Company, TTI or any Subsidiary), or affecting any of the Assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. None of the Company, TTI, any Subsidiary or the Assets are subject to any Law or Governmental Order which has or could reasonably be expected to have a Material Adverse Effect.

      3.14 CONDUCT OF BUSINESS IN THE ORDINARY COURSE. The Company, TTI and each Subsidiary have conducted the Business only in the ordinary course and consistent with past practice.

      3.15 COMPLIANCE WITH LAWS. The Company, TTI and each Subsidiary have conducted and continue to conduct their respective businesses in all material respects in accordance with all Laws and all Governmental Orders entered by or with any Governmental Authorities, and the Company, TTI and each Subsidiary are in compliance with all such Laws or Governmental Orders.

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      3.16 ENVIRONMENTAL COMPLIANCE. The Company, TTI and each Subsidiary and the Real Property (as hereinafter defined) are, and at all times have been, in compliance with all applicable Environmental Laws.

      3.17 CONTRACTS.

           (a) The Company has, or has caused to be, made available to Purchaser for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements of the Company and each Subsidiary, together with all material contracts, agreements, leases and subleases to which the Company and each Subsidiary is a party concerning the management or operation of any real property and all material agreements relating to Intellectual Property (such material contracts and agreements, listed on SCHEDULE 3.17(A), collectively, "Material Contracts"):

               (i) each contract and agreement for the purchase of inventory or personal property with any supplier or for the furnishing of services to the Company or a Subsidiary, or otherwise related to the Business under the terms of which the Company or a Subsidiary; (A) is reasonably anticipated to pay or otherwise give consideration of more than $5,000 in the aggregate over the remaining term of such contract or (B) cannot cancel without penalty or further payment and without more than 30 days' notice;

               (ii) each contract and agreement for the sale of inventory or other personal property or for the furnishing of services by the Company or a Subsidiary which: (A) is reasonably anticipated to involve consideration of more than $5,000 in the aggregate during the fiscal year ending December 31, 1996 or in any fiscal year thereafter, (B) is reasonably anticipated to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Company or a Subsidiary without penalty or further payment and without more than 30 days' notice;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or a Subsidiary is a party;

               (iv) all management contracts and contracts with independent contractors, consultants or other persons (including Affiliates) (or similar arrangements) involving exclusive rights or requiring payments in excess of $5,000 individually to which the Company or a Subsidiary is a party and which are not cancelable without penalty or further payment on 30 days' or less notice;

               (v) all contracts and agreements relating to indebtedness of the Company or a Subsidiary in excess of $5,000 individually or $5,000 in the aggregate;

               (vi) all contracts and agreements with any Governmental Authority to which the Company or a Subsidiary is a party;

               (vii) all contracts and agreements that limit or purport to limit the ability of the Company or a Subsidiary to compete in any line of business, or with any person, or in any geographic area or during any period of time;

               (viii) all contracts and agreements between or among the Company or a Subsidiary on the one hand and any Affiliate of the Company or a Subsidiary on the other hand;

               (ix) all leases and subleases for tangible personal property having a value in excess of $5,000; for purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements;

               (x) all contracts relating to Intellectual Property and all contracts relating to real property owned, leased or used by the Company or a Subsidiary; and

               (xi) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company, a Subsidiary or the conduct of the Business.

           (b) Each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is, and no other party to any Material Contract is, in breach of or default under any Material Contract, which breach or default would have a Material Adverse Effect on the Company or any Subsidiary.

           (c) There is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of Business consistent with past practice, any of the properties, assets or services of the Company or any Subsidiary.

           (d) There is not now outstanding any guarantee or agreement for indemnity or for suretyship either given by or for the benefit of the Company or any Subsidiary.

      3.18 INTELLECTUAL PROPERTY.

           (a) The Company has heretofore made available to Purchaser a true and complete list of all Intellectual Property which the Company and each Subsidiary own or have the right to use. The Company and each Subsidiary have full ownership thereof or the right to use all such rights, in each case except to the extent heretofore disclosed in writing to Purchaser, and the Company has no knowledge that the conduct of the Business and the business of each Subsidiary as now operated, as of the date hereof, conflicts with, misappropriates or infringes, or has been alleged to infringe, any Intellectual Property rights or franchises of any person (including patents, trade secrets or other proprietary rights of any third party). The Company has heretofore made available to Purchaser a true and complete copy of every material license or other material agreement, including all amendments thereto, pursuant to which the Company or any Subsidiary agreed to grant or has granted rights with respect to the Intellectual Property, or pursuant to which the Company or any Subsidiary enjoys rights in any Intellectual Property of any person. No current or former consultant, employee or Affiliate of the Company or any Subsidiary, or any of their respective shareholders, officers or directors has any right, title or interest in any of the Intellectual Property used and/or owned by the Company or any Subsidiary.

           (b) None of the Intellectual Property owned by or licensed to the Company or any Subsidiary is being infringed by any person.

           (c) The Intellectual Property heretofore disclosed in writing to Purchaser comprises all of the Intellectual Property required to enable the Company and each Subsidiary to lawfully carry on their respective businesses, as now conducted.

      3.19 REAL PROPERTY. The particulars of the real property set forth on
SCHEDULE 3.19 attached hereto (the "REAL PROPERTY") are true and correct in all respects and the Company and each Subsidiary have good and marketable title to their respective Real Property free from Encumbrances and other adverse rights. The Real Property comprises all the real property owned, used or occupied by the Company and each Subsidiary in connection with their respective businesses and neither the Company nor any Subsidiary has ever owned any interest in any other real property other than the Real Property. There is no violation of any Law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real Property and the Company and each Subsidiary are in peaceful and undisturbed possession of each parcel of Real Property. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and easements reasonably necessary for their use and enjoyment for the purposes of the Business. Neither the Company nor any Subsidiary is leasing or subleasing and has not leased or sublet any parcel or any portion of any parcel of Real Property to any other Person, nor has the Company or any Subsidiary assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the Real Property or its use and no notices have been given or received by the Company or any Subsidiary which would adversely affect the use and enjoyment of the Real Property.

      3.20 TAXES.

           (a) Except as disclosed on SCHEDULE 3.20(A): (i) all returns and reports in respect of all Taxes required to be filed with respect to the Company, TTI and each Subsidiary and the Business have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete; (iv) no adjustment relating to such returns has been proposed by any tax authority and no basis exists for any such adjustment; (v) there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company, TTI or any

Subsidiary; (vi) there are no Encumbrances on any Assets; (vii) none of the Company, TTI or any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and
(viii) all Taxes required to be withheld, collected or deposited by or with respect to the Company, TTI, each Subsidiary and the Business have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

           (b) Except as disclosed on SCHEDULE 3.20(B): (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company, TTI or any Subsidiary may be subject; (ii) there are no proposed reassessments of any property owned by the Company, TTI or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company, TTI or any Subsidiary would be subject; and (iii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company, TTI or any Subsidiary.

           (c) The Company has made available to Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar tax returns of the Company, TTI and each Subsidiary since 1993, and correct and complete summaries of all examination reports, and statements of deficiencies assessed against or agreed to by the Company, TTI and each Subsidiary since 1993.

      3.21 DIVESTMENT OF ADULT ENTERTAINMENT BUSINESS. Each of the Company, Berg, Tessier and their respective Affiliates have divested themselves of any legal or beneficial interest in any business which is involved in Adult Entertainment.

      3.22 MERGER WITH TESSIER TECHNOLOGIES. The Company and TTI have completed the Merger.

      3.23 BROKERS. Except as disclosed on SCHEDULE 3.23, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Concurrent Transactions based upon arrangements made by or on behalf of the Company.

      3.24 FULL DISCLOSURE. No representation or warranty with respect to the Company contained in this Agreement and no written statement contained in any financial or operating data or certificate furnished to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (including the Concurrent Transactions), contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As of the date hereof, Purchaser represents and warrants to the Company, as follows:

      4.1 ORGANIZATION, QUALIFICATION, ETC. OF PURCHASER. If not an individual, Purchaser is duly organized and validly existing company under the Laws of its place of incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been, is currently and is anticipated to be conducted. If not an individual, Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not have, or could not reasonably be expected to have, a Material Adverse Effect.

      4.2 AUTHORITY OF PURCHASER. If not an individual, Purchaser has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. If not an individual, the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be subject to: (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      4.3 NO CONFLICT. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not and will not: (a) if not an individual, violate, conflict with or result in the breach of any provision of Purchaser's organizational documents; or (b) conflict with or violate any Law or Governmental Order applicable to Purchaser, which violation or conflict could, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

      4.4 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or any third party.

      4.5 INVESTOR STATUS. Purchaser is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company represented by the Shares. Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      4.6 INVESTMENT INTENT AND RESTRICTION ON TRANSFER. Purchaser is acquiring the Shares for its own account and for investment and not with a view towards, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. However, the Company, Berg and Tessier understand that the disposition of any of Purchaser's property is within its discretion, subject to compliance with federal and state securities laws and the restrictions contained herein.

      4.7 NON U.S. PERSON. Purchaser is not a U.S Person ("U.S. Person"), as such term is defined in Rule 902(o) under Regulation S promulgated under the Securities Act.

      4.8 OFFSHORE TRANSACTION. No offer of the Shares was made to Purchaser in the United States. At the time the offer for the Shares was made, Purchaser was located outside the United States.

      4.9 RESTRICTIONS ON TRANSFER. Purchaser understands that the Shares have not been registered under the Securities Act. During the period commencing on the date hereof and terminating one (1) year after the date hereof (the "Restricted Period"), Purchaser shall not offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person. After the expiration of the Restricted Period, Purchaser may offer, sell, pledge or otherwise transfer the Shares only if registered under the Securities Act or if, in the opinion of counsel reasonably satisfactory to the Company, an exemption from registration is available.

      4.10 NO SCHEME TO AVOID REGISTRATION. The transactions contemplated by this Agreement: (i) have not been pre-arranged with a purchaser that is located in the United States or is a U.S. Person; and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

      4.11 BROKERS. Except as disclosed on SCHEDULE 4.11 hereto, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                    ARTICLE V
                                     LEGEND

      Purchaser understands that a legend, in substantially the following form, will be placed on the certificate representing the Shares:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). PRIOR TO THE EXPIRATION OF THE ONE (1) YEAR RESTRICTED PERIOD (AS DEFINED BY RULE 902(m) ADOPTED UNDER REGULATION S OF THE ACT), THESE SECURITIES CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS

      DEFINED BY RULE 902(o) ADOPTED UNDER REGULATION S OF THE ACT), UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PRIOR TO THE EXPIRATION OF THE ONE (1) YEAR RESTRICTED PERIOD, THE PURCHASER OF THE SECURITIES (WHO IS NOT A DISTRIBUTOR, DEALER, OR SUBUNDERWRITER) MAY RESELL THE SHARES ONLY IN A TRANSACTION EFFECTED OUTSIDE OF THE UNITED STATES AND PROVIDED THE PURCHASER DOES NOT SOLICIT PURCHASERS IN THE UNITED STATES OR OTHERWISE ENGAGE IN SELLING EFFORTS IN THE UNITED STATES. AFTER THE ONE YEAR RESTRICTED PERIOD EXPIRES, THE SECURITIES CAN BE SOLD IN THE UNITED STATES ONLY IF REGISTERED OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

      6.1 PIGGYBACK REGISTRATION RIGHTS.

           (a) RIGHT TO PIGGYBACK. Subject to the limitations set forth in
Section 6.1(e) hereof, whenever the Company, in its sole discretion, proposes to file a registration statement (a "Proposed Registration") under the Securities Act with respect to any equity security (as defined in the Securities Act) (other than a registration statement on Form S-4, Form S-8 or any successor form for the registration of securities to be offered in a transaction subject to Rule 145 under the Securities Act or to employees of, and/or consultants and advisors to, the Company and/or its subsidiaries pursuant to any "employee benefit plan," as such term is defined in Rule 405 promulgated under the Securities Act) and the registration form to be used may be used for the registration (a "Piggyback Registration") of Piggyback Registrable Securities, the Company will give written notice (the "Piggyback Notice") to Purchaser as soon as practicable (but in no event less than thirty days) before the initial filing with the Securities and Exchange Commission (the "Commission") of such registration statement, which notice will (i) specify the kind and number of securities proposed to be registered and the proposed offering price or prices and distribution arrangements; (ii) include such other information that at the time and under the circumstances would be appropriate to include in such notice; and (iii) subject to the provisions of this Section 6.1(a), offer Purchaser the opportunity to include in such filing all Piggyback Registrable Securities which Purchaser may request in accordance with subsection 6.1(b) below.

           (b) REQUESTS TO PIGGYBACK. Purchaser shall advise the Company in writing (a "Piggyback Registration Request") within twenty days after the date of receipt of the Piggyback Notice of the number or amount of each class or series of Piggyback Registrable Securities which Purchaser desires to have registered.

           (c) SELECTION OF UNDERWRITERS. If the Piggyback Registration is an underwritten offering, the Board of Directors of the Company will select a managing underwriter or underwriters to administer the offering.

           (d) PIGGYBACK EXPENSES. Subject to the limitations set forth in
Section 6.1(e) hereof, all Registration Expenses of the Piggyback Registration will be paid solely by the Company.

           (e) LIMITATIONS ON PIGGYBACK RIGHTS. Purchaser will be entitled to request four (4) Piggyback Registrations. A registration will not count as the permitted Piggyback Registrations until it has become effective, and no registration will count as the permitted Piggyback Registration unless Purchaser is able to register and sell at least 55% of the Piggyback Registration Securities requested to be included in such registration. The exercise of a Piggyback Registration shall not affect Purchaser's Demand Registration rights under Section 6.2 hereof. Purchaser shall not be permitted to exercise its Piggyback Registration rights with regard to any underwritten Piggyback Registration where a first or second tier underwriter, or underwriters, provides Purchaser with a reasonable determination, in writing that the amount or kind of Purchaser's Shares to be included in such offering would materially and adversely affect the success of all securities proposed to be distributed for the account of the Company in such offering.

      6.2 DEMAND REGISTRATION RIGHTS.

           (a) REQUESTS FOR REGISTRATION. Subject to the limitations set forth in Section 6.2(d) hereof, Purchaser may request registration under the Securities Act of all or part of its Demand Registrable Securities on Form S-1 or any other registration form available for use by the Company (a "Demand Registration"). The request for a Demand Registration shall specify the number of Demand Registrable Securities requested to be registered and the anticipated per share price range for such offering. However, the Company may postpone, for a reasonable period of time not to exceed 90 days (but in any event not to extend beyond the date of public disclosure of the information, or the date of abandonment or termination of the transactions or negotiations, hereinafter referred to), the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this subsection 6.2(a) if: (i) at the time the Company receives a registration request, the Board determines, in good faith and in its reasonable business judgment, that (A) such Demand Registration would require the public disclosure of material non-public information concerning any pending or ongoing material transaction or negotiations involving the Company which, in the opinion of the Company's outside legal counsel, is not yet required to be publicly disclosed, and (B) such disclosure would materially interfere with such transaction or negotiations or have a Material Adverse Effect on the Company, and (ii) the Company diligently and in good faith continues to pursue such transaction or negotiations throughout the period of such postponement.

           (b) SELECTION OF UNDERWRITERS. If the Demand Registration is for or includes an underwritten offering, Purchaser shall select the managing underwriter or underwriters to administer such offering, who shall be reasonably satisfactory to the Company.

           (c) DEMAND EXPENSES. Subject to the limitations set forth in Section 6.3(d) hereof, the Company shall pay for all Registration Expenses relating to the Demand Registration.

           (d) LIMITATIONS ON DEMAND RIGHTS. Purchaser may only request one (1) Demand Registration. A registration will not count as the permitted Demand
Registration: (a) until it has become effective; and (b) unless Purchaser is able to register and sell at least 55% of the Demand Registrable Securities requested to be included in such registration. After the Demand Registrable Securities have been registered, Purchaser shall have no obligation to sell any or all of such securities. For a period of three (3) years from the date hereof, Purchaser may not request a Demand Registration if, at the time of such request, none of the Company's equity securities are publicly traded. However, after the period ending three (3) years from the date hereof, Purchaser may request a Demand Registration at any time, even if none of the Company's equity securities are then publicly traded.

      6.3 PROCEDURE. With respect to any Piggyback Registration or Demand Registration, the Company shall use its best efforts to effect the registration of all the Piggyback Registrable Securities or Demand Registrable Securities, as the case may be (collectively, the Request Securities"), which Purchaser has requested to be included therein, as quickly as practicable. In connection with any such request, the Company shall do the following as expeditiously as possible:

               (i) prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which is available for the registration of the Request Securities;

               (ii) include in the registration on such form all the Request Securities and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that at least ten days before filing such registration statement or any prospectus or any amendment or supplement thereto, including documents to be incorporated by reference upon or after the initial filing of such registration statement, the Company will furnish to Purchaser copies of all such documents proposed to be filed (including documents to be incorporated by reference therein), which documents will be subject to the reasonable review and comments of Purchaser;

               (iii) unless the Company qualifies to use a Form S-3 registration statement or any similar form then in effect, prepare and file with the Commission such amendments and post-effective amendments and supplements to the registration statement or any prospectus as may be necessary to keep the registration statement effective for a period of not more than one hundred and eighty (180) days and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all the Request Securities, covered by such registration statement or any supplement to any such prospectus;

               (iv) if the Company qualifies to use a Form S-3 registration statement or any similar form then in effect and if the Company receives a request for a Demand Registration, prepare and file with the Commission such registration statement to permit the offering of the Demand Registrable Securities to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Securities Act (a "Shelf Registration") and keep the Shelf Registration current and continuously effective until Purchaser can sell all of the Demand Registrable Securities;

               (v) furnish to Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as Purchaser may reasonably request;

               (vi) use its best efforts to register or qualify such Request Securities under such other securities or blue sky laws of such jurisdiction as Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the disposition in such jurisdiction (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (vii) notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Purchaser, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to subsequent purchasers of such Request Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (viii) cause all such Request Securities, to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on one of the following (in order of priority and assuming that the Company qualifies for such listing): (A) the New York Stock Exchange, (B) the American Stock Exchange; (C) the NASDAQ National Market System; or (D) the NASDAQ SmallCap Market System;

               (ix) provide a transfer agent and registrar for all such Request Securities, not later than the effective date of such registration statement;

               (x) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Request Securities, (including, without limitation, effecting a stock split or a combination of shares);

               (xi) make available for inspection by Purchaser, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") to the extent reasonably necessary to enable such person to exercise their due diligence responsibilities and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. Records and other information which the Company determines, in good faith, to be confidential and of which determination Purchaser is notified shall not be disclosed by Purchaser unless (i) the disclosure of such Records or other information, in the opinion of counsel reasonably acceptable to the Company, is necessary to avoid or correct a misstatement or omission in the registration statement, any preliminary prospectus, any prospectus or prospectus supplement, or (ii) the release of such Records or other information is ordered pursuant to subpoena, court order or request by a governmental authority or otherwise is required by applicable law or (iii) the information in such Records or such other information is generally available to the public. Purchaser shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

               (xiii) use its best efforts to obtain a "cold comfort" letter from the independent public accountants of the Company which is addressed to Purchaser and any underwriters and contains such matters of the type customarily covered by "cold comfort" letters; and

               (xiv) use its best efforts to obtain an opinion from counsel for the Company which is addressed to Purchaser and underwriter and contains such matters of the type customarily covered by counsel for the issuer of securities.

           (a) AFFIDAVITS OF PURCHASER. With respect to any Piggyback Registration or Demand Registration, Purchaser shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration of the Request Securities.

           (b) PUBLIC SALE BY PURCHASER. Purchaser shall not effect any public sale or distribution of Request Securities, of any class or series being registered in a Demand Registration or Piggyback Registration for offering to the public, any similar security issued by the issuer ofsuch class or series or any security exchangeable or exercisable for or convertible into any such class or series of any such Request Securities or any such similar security, including a sale pursuant to Rule 144 (or any similar rule then in force) under the Securities Act, during, in the case of a Piggyback Registration, the fourteen (14) days prior to, and during the ninety
(90) day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 120th day following the effective date of the Demand Registration (except as part of such Demand Registration), if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the managing underwriter or underwriters, in the case of an underwritten public offering.

           (c) PUBLIC SALE BY THE COMPANY AND OTHERS. Neither the Company nor any of its Affiliates (other than Purchaser, if deemed to be an Affiliate) will effect any public sale or distribution of any securities of any class or series being registered in a Piggyback Registration or Demand Registration for offering to the public, any similar security issued by the issuer of such class or series or any security convertible into or exchangeable or exercisable for any such security during, in the case of a Piggyback Registration, the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 120th day following the effective date of the Demand Registration.

           (d) REGISTRATION EXPENSES. The Company shall pay for all costs and expenses ("Registration Expenses") of each registration hereunder, including, but not limited to, the following: (i) registration and filing fees, (ii) fees and expenses relating to the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), (iii) expenses incident to the preparation, printing and filing of the registration statement, each preliminary prospectus and definitive prospectus and each amendment or supplement to any of the foregoing and copies thereof, (iv) internal expenses (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (v) fees and expenses incurred in connection with the listing of the Request Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company, (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses associated with any filings with or submission to the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriters," as such term is defined in Schedule E of the By-laws of the NASD, and its counsel), (ix) fees of each investment banking firm required to be retained or consulted pursuant to the terms hereof; and (x) fees and disbursements of one law firm for the underwriters, in any underwritten offering. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Request Securities, as the case may be, by Purchaser, or, except as otherwise provided in the immediately precedingsentence, any out-of-pocket expenses of Purchaser (or any agents who manage their accounts) or fees and disbursements of any counsel for Purchaser.

      6.4 INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

           (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify Purchaser and, if applicable, its officers and directors and each Person who controls Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by Purchaser specifically for use in the preparation thereof or by Purchaser's failure, if required, to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished Purchaser with a sufficient number of copies of the same.

           (b) INDEMNIFICATION BY PURCHASER. In connection with any registration statement in which Purchaser is participating, Purchaser shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information furnished by Purchaser to the Company specifically for use in the preparation of such registration statement or prospectus.

           (c) PROCEDURE. Any Person entitled to indemnification hereunder will:
(a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations hereunder except to the extent the indemnifying party is actually prejudiced by such failure; and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

           (d) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

           (e) CONTRIBUTION. If the indemnification provided for in this Section
6.4 from the indemnifying party is unavailable to the indemnified party, then the indemnifying party, instead of indemnifying the indemnified party, shall contribute to and pay the amount paid or payable by such indemnified party as a result of the loss, claim, damage, liability or expenses (collectively, the "Claim") giving rise to indemnification hereunder in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which gave rise to the Claim. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question has been made by, or relates to, information supplied by such indemnifying party or indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such action. The Company and Purchaser agree that it would not be just and equitable if contribution and payment pursuant to this Section 6.4 were determined by pro rata allocation or by any other allocation method which does not take into account the equitable considerations referred to in the preceding sentence. The amount paid or payable as a result of a Claim shall include any legal or other fees and expenses reasonably incurred by such party in connection with such Claim. However, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions and payment from any Person who was not guilty of such fraudulent misrepresentation.

      6.5 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person: (a) agrees to sell its securities on the basis provided in any underwriting arrangements reasonably approved by the Persons entitled hereunder to approve such arrangements; and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

      6.6 RULE 144. The Company shall file, on a timely basis, any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable a Purchaser to sell the Piggyback Registrable Securities and Demand Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by: (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time; or (b) any similar rule adopted by the Commission.

                                   ARTICLE VII
                     TAG ALONG RIGHTS AND BRING ALONG RIGHTS

      7.1 TAG ALONG RIGHT. With respect to any proposed transfer of shares of Common Stock by Berg or Tessier to a third party (the "Third Party"), Berg and Tessier shall not be permitted to effect such a transfer without first offering Purchaser the right to sell its shares of Common Stock, pro rata with Berg and/or Tessier, to the Third Party, at the same price per share and upon the same terms and conditions of the proposed transfer by Berg or Tessier. However the "tag along" rights granted under this Section 7.1 shall not apply to: (a) the first 800,000 shares of Common Stock which are sold by Berg and/or Tessier after the date hereof; (b) shares of Common Stock which are sold by Berg and/or Tessier after the date hereof in accordance with Rule 144 promulgated under the Securities Act, unless such shares are sold in a block (as such term is defined in Rule 10b-18 promulgated under the Exchange Act. In this regard, each of Tessier and Berg shall promptly notify Purchaser of any such disposition of shares which is not subject to the "tag along" rights granted hereunder pursuant to subsection (a) of the preceding sentence. Furthermore, Purchaser shall not be able to exercise its rights under this Section 7.1 with regard to any of its shares of Common Stock, if such shares are not registered with the SEC and Purchaser previously failed to exercise its right to register such shares in a Piggyback Registration.

      7.2 BRING ALONG RIGHT. If Berg or Tessier, or both (collectively, the "Principals") receive a bona fide offer from an unaffiliated third party (the "Third Party Offer") to purchase (for cash or securities) all of the then outstanding shares of Common Stock and the Principals wish to accept such offer, then the Principals shall, within ten (10) days of accepting the Third Party Offer, notify Purchaser, in writing, of such offer. Upon receipt of such notice, Purchaser shall then sell shares of Common Stock, pro rata with Berg and/or Tessier, at the same price per share and upon the same terms and conditions of the Third Party Offer. However, the bring along rights granted hereunder shall not be available to Berg or Tessier unless, the exercise of such right, would cause the Purchaser to receive an amount from the unaffiliated party equal to at least four (4) times the Purchase Price. The "bring along" rights granted in this Section 7.2 shall expire on the third anniversary hereof.

                                  ARTICLE VIII
                   PREEMPTIVE RIGHTS AND ANTI DILUTION RIGHTS

      8.1 PREEMPTIVE RIGHTS.

           (a) GRANT OF RIGHT. If the Company proposes to and does issue (the "Third Party Issuance") additional shares of Voting Stock or any Rights to acquire Voting Stock, to any Person, other than Purchaser or its respective Affiliates, then Purchaser shall have the right (the "Preemptive Right") to purchase shares of Voting Stock or Rights, as the case may be, so that, immediately after such purchase and the Third Party Issuance, Purchaser shall own the same percentage of shares of the Company's issued and outstanding Voting Stock (or the right to own such percentage), as it had owned prior to the proposed Third Party Issuance.

           (b) PROCEDURE. The Company shall give Purchaser ten (10) Business Day's prior written notice of any proposed issuance of Voting Stock or Rights which would entitle Purchaser to exercise the Preemptive Right. Upon receipt of such notice, Purchaser shall have ten (10) Business Days (the "Exercise Period") to exercise the Preemptive Right. If by the expiration of the Exercise Period, Purchaser notifies the Company that it does not wish to exercise the Preemptive Right or has failed to give a notice to the Company, then the Company may continue with and effect the proposed Third Party Issuance. If Purchaser chooses to exercise the Preemptive Right during the Exercise Period, the Company shall take all actions reasonably necessary to issue such Voting Shares or Rights to Purchaser in accordance with this Section, and may continue with and effect the proposed Third Party Issuance.

           (c) EXERCISE PRICE. In connection with the exercise of the Preemptive
Right: (i) the exercise price shall be the same price at which the shares of Voting Stock or Rights are being issued pursuant to the Third Party Issuance; and (ii) the terms and conditions of the purchase shall be, as nearly as reasonably practicable, the same as the terms and conditions of the Third Party Issuance. If all or part of the Third Party Issuance offering price consists of any consideration other than cash, then the per share, or per Right, price at which Purchaser is offered the Preemptive Right shall be the amount determined by dividing the total number of Voting Stock or Rights which are the subject of the Third Party Issuance into the sum of (i) the aggregate amount of cash, if any, proposed to be paid for such securities; and (ii) the aggregate fair market value of the non-cash consideration proposed to be paid for such securities (taking into account, in determining such fair market value, any liabilities associated with such non-cash consideration).

           (d) EXCEPTIONS. If the Third Party Issuance involves the borrowing of money from the proposed purchaser, then Purchaser shall not have the Preemptive Right with regard to such Third Party Issuance unless Purchaser agrees to participate in such debt financing, on a pro rata basis and pursuant to the same terms and conditions. Furthermore, the Preemptive Rights shall not apply to any public offering of securities by the Company which is registered with the SEC.

      8.2 ANTI-DILUTION RIGHTS.

           (a) RIGHT. Promptly after each Dilutive Issuance, the Company shall issue to Purchaser without the payment of any additional consideration by Purchaser, the aggregate number of shares of Common Stock calculated by:

               (i) multiplying (A) the Weighted Average Price, calculated after giving effect to such Dilutive Issuance, by (B) the lesser of (x) the aggregate number of Dilution Shares, if any, issued, or deemed to be issued, in such Dilutive Issuance and in all prior Dilutive Issuances (if any) and (y) the number of shares issued to Purchaser on the date hereof (the "Current Number");

               (ii) adding to the resulting product, the product of (A) $0.63 (the "Per Share Purchase Price") multiplied by (B) either (x) if the number of Dilution Shares issued, or deemed to be issued, in such Dilutive Issuance and in all prior Dilutive Issuances (if any) is less than the Current Number, the excess of the Current Number over the number of Dilution

Shares; or (y) if the number of Dilution Shares is equal to, or greater than, the Current Number, zero (0);

               (iii) dividing the resulting sum by the Current Number;

               (iv) dividing the Purchase Price by the quotient resulting from the division referred to in (iii); and

               (v) subtracting from the resulting quotient the sum of (A) the Current Number plus (B) the number of shares of Common Stock, if any previously issued to Purchaser pursuant to this Section 8.2.

           (b) ISSUANCES IN CONNECTION WITH OTHER ISSUANCES. If the Company issues shares of Common Stock or Rights for shares of Common Stock in connection with the issue or sale of other securities of the Company or in connection with the delivery by the Company of any other property or assets, which together comprise one integral transaction in which no specific consideration is allocated to such shares or Rights, then such shares or Rights shall be deemed to have been issued without consideration.

           (c) ISSUANCES FOR CASH. If the Company issues, for cash, any shares of Common Stock or any Rights for shares of Common Stock, the consideration received shall be deemed to be the net amount received by the Company therefor, after deduction of any accrued interest, dividends or any expenses incurred in any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

           (d) ISSUANCES FOR NON-CASH CONSIDERATION. If the Company issues, for non-cash consideration, any shares of Common Stock or any Rights for shares of Common Stock, the amount of the non-cash consideration shall be deemed the fair market value of such non-cash consideration on the date of issue of the securities, as reasonably determined by the Board, less any expenses or liabilities incurred by the Company in connection therewith.

           (e) ISSUANCES IN CONNECTION WITH MERGERS OR CONSOLIDATIONS. If the Company issues any shares of Common Stock or any Rights for shares of Common Stock, in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration shall be deemed to be the fair market value of the portion of the assets and business of the non-surviving corporation acquired in connection with such merger or consolidation, as reasonably determined in good faith by the Board. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation, the Company shall be deemed to have issued a number of shares of Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value, on the date of such transaction, of such stock or securities of the other corporation.

           (f) STOCK-SPLITS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Per Share Purchase Price in effect immediately prior to such division shall be proportionately reduced. Conversely, if the Company combines the outstanding shares of Common Stock into a smaller number of shares, then the Per Share Purchase Price in effect immediately prior to such combination shall be proportionately increased.

           (g) NON-CIRCUMVENTION. The Company shall not, directly or indirectly, engage or participate in any transaction or otherwise by any act or omission (including amending its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or the issue or sale of securities) avoid or attempt to avoid the observance and performance of the provisions of Section 8.1 or 8.2. Instead, the Company shall carry out all such terms and provisions, in good faith, and take all such actions as may be reasonably necessary or appropriate to protect and preserve the rights and benefits intended to be conferred in Section 8.1 and 8.2.

           (h) FULLY PAID; NO ENCUMBRANCES. All shares of Common Stock issued to Purchaser pursuant to Section 8.2, shall, when issued, be: (A) duly authorized, valid issued and outstanding,and fully paid and non-assessable; and (B) be free from all Encumbrances.

               (i) DOCUMENTARY TAX STAMPS. The Company shall pay any for any documentary tax stamps required in connection with any issue of shares of Common Stock to the Purchaser pursuant to this Section 8.2.

           (j) NO FRACTIONAL SHARES. The Company shall not issue any fractional shares in connection with any issuance pursuant to this Section 8.2. Instead, to the extent that the calculation of the number of shares of Common Stock to be issued to Purchaser pursuant to this Section 8.2 would result in the issuance of a fractional share, then the number of shares issued to Purchaser shall be rounded to the nearest number of whole shares.

      8.3 RACHET RIGHT.

           (a) Depending on the Company's after tax earnings, as determined in accordance with GAAP and for the year ending December 31, 1997, the Company shall issue to Purchaser, for no additional consideration, the following number of shares of Common Stock:

  AFTER TAX EARNINGS                     NO. OF SHARES OF COMMON STOCK

  Less than $1,000,000                   0.2529 shares for each share of Common
                                         Stock then held by Purchaser

  $1,000,000 to $1,500,000               0.12645 shares for each share of Common
                                         Stock then held by Purchaser

  Over $1,500,000                              0

           (b) PROCEDURE. If applicable, and subject to applicable Federal and State securities laws, the Company shall issue the shares of Common Stock referred to in Section 8.3(a) hereof, within thirty (30) days of the completion of audited financial statements for the year ending December 31, 1997, but in no event later than April 15, 1998.

                                   ARTICLE IX
                                   DELIVERIES

      9.1 DELIVERIES BY PURCHASER. Contemporaneous with the signing hereof, Purchaser has executed (where necessary) and delivered or caused to be delivered to the Company the following documents, certificates and agreements:

           (a) PURCHASE PRICE. The Purchase Price;

           (b) LOAN. The amount of money which Purchaser has agreed to loan to the Company pursuant to the terms of that certain Convertible Promissory Note between the Company and Purchaser, of even date hereof (the "Note"); and

           (c) SECURITY AGREEMENT. The Security Agreement between the Company and Purchaser, of even date herewith, (the "Security Agreement"), duly executed by Purchaser.

           (d) INTERCREDITOR AGREEMENT. The Intercreditor Agreement among the Company, Purchaser, Union Atlantic, L.C. and the other investors in the Company, of even date herewith, (the "Intercreditor Agreement"), duly executed by Purchaser.

      9.2 DELIVERIES BY THE COMPANY. Contemporaneous with the signing hereof, the Company has executed or caused to be executed and delivered or caused to be delivered to Purchaser the following documents, certificates and agreements:

           (a) STOCK CERTIFICATE. A certificate for Purchaser, representing all of the Shares;

           (b) NOTE. The Note, duly signed by an authorized representative of the Company;

           (c) SECURITY AGREEMENT. The Security Agreement, duly signed by an authorized representative of the Company.

           (d) INTERCREDITOR AGREEMENT. The Intercreditor Agreement, duly signed by an authorized representative of the Company.

           (e) BERG EMPLOYMENT AGREEMENT. The Employment Agreement between the Company and Berg, of even date herewith, duly signed by the Company and Berg;

           (f) TESSIER EMPLOYMENT AGREEMENT. The Employment Agreement between the Company and Tessier, of even date herewith, duly signed by the Company and Tessier;

           (g) FEES OF PURCHASER'S ATTORNEYS. Payment of the fees of Purchaser's attorneys, relating to this transaction.

           (h) REPRESENTATIONS AND WARRANTIES. A certificate executed by a duly authorized officer of the Company certifying that the representations and warranties relating to the Company contained in this Agreement are true and correct in all material respects as of the date hereof, except for any representations or warranties that relate solely to an earlier date (in which case such representations and warranties were true and correct as of such earlier date);

               (i) RESOLUTIONS OF THE COMPANY. A true and complete copy, certified by the President of the Company, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (j) INCUMBENCY CERTIFICATE OF THE COMPANY. A certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of the Company.

                                    ARTICLE X
                                 INDEMNIFICATION

      10.1 SURVIVAL. All representations and warranties contained herein and made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement for a period of two (2) years after the date hereof, regardless of any investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto.

      10.2 PURCHASER'S RIGHT TO INDEMNIFICATION. Subject to the provisions of this Article X and in addition to any other rights and remedies available to Purchaser under applicable law, the Company, Berg (solely with regard to representations, warranties, covenants and agreements made by Berg hereunder) and Tessier (solely with regard to representations, warranties, covenants and agreements made by Tessier hereunder) shall severally indemnify and hold harmless Purchaser and, if applicable, any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against: (a) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively "Claims"), which may be asserted against or sustained or incurred by Purchaser in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the Company, Berg or Tessier herein or in any Exhibit, Schedule, certificate or other document delivered to Purchaser by the Company, Berg or Tessier in connection with this Agreement, or
(ii) any breach of any agreements and covenants made by the Company, Berg or Tessier herein or in any Exhibit, Schedule, certificateor other document delivered to Purchaser by the Company, Berg or Tessier in connection with this Agreement; and (b) any and all costs and expenses incurred by Purchaser in connection with the enforcement of its rights under this Agreement.

      10.3 THE COMPANY'S RIGHT TO INDEMNIFICATION. Subject to the provisions of this Article X and in addition to any other rights and remedies that may be available to the Company under applicable law, Purchaser shall indemnify and hold harmless the Company and any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against: (a) Claims which may be asserted against or sustained or incurred by the Company in connection with, arising out of, or relating to
(i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by Purchaser herein or in any Exhibit, Schedule, certificate or other document delivered to the Company by Purchaser in connection with this Agreement, or (ii) any breach of any agreements and covenants made by Purchaser herein or in any Exhibit, Schedule, certificate or other document delivered to the Company by Purchaser in connection with this Agreement; and (b) any and all costs and expenses incurred by the Company in connection with the enforcement of its rights under this Agreement. However, Purchaser's aggregate liability under this Article X shall not exceed such Purchaser's Purchase Price.

      10.4 PROCEDURE FOR CLAIMS.

           (a) NOTICE OF CLAIM. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims. However, the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. Subject to Section 10.1, no Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty after the second anniversary of the Closing Date. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

      (b) THIRD PARTY CLAIMS.

               (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

               (ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

               (iii) In no event may the Indemnifying Party settle or compromise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

               (iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement). However, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if: (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (C) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party objects to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party does not retain different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party authorizes the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

               (v) If the Indemnifying Party does elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party may, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, defend such Third Party Claim. However, such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

               (vi) To the extent that an Indemnified Party recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

           (c) COOPERATION IN DEFENSE. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

                                   ARTICLE XI
                            CONFIDENTIAL INFORMATION

      11.1 Each party shall keep confidential all Confidential Information obtained from the other party hereto in connection with the negotiation of this Agreement and the transactions contemplated hereby. Except as expressly permitted by the Company in writing, neither Purchaser nor any of its Affiliates shall use the Company's Confidential Information to develop or operate a business which is directly competitive with the Business as operated by the Company or any of its Affiliates.

      11.2 Notwithstanding the restrictions of Section 11.1, any party (the "Disclosing Party") may disclose the other party's Confidential Information: (a) to the Disclosing Party's Representatives so long as the Representatives are informed of the confidential nature of the Confidential Information; (b) if in the opinion of the Disclosing Party's legal counsel, disclosure is required pursuant to any applicable Law, including the Securities Act and the Exchange Act; (c) if legally compelled by Governmental Order, judicial or administrative order, deposition, interrogatory, request for documents, subpoena, investigative demand or other discovery process. However, in the case of the foregoing clause
(c), the Disclosing Party shall use its reasonable best efforts to prevent disclosure of the Confidential Information by legal means including, if applicable, attempting to obtain a protective order.

      11.3 Each party shall be responsible for a breach of this Article XI by its Representatives.

                                   ARTICLE XII
                              ADDITIONAL COVENANTS

      12.1 USE OF PROCEEDS. The Company shall only use the Purchase Price for the acquisition of Galacticomm, Inc. and as general working capital. The Company shall not use any part of the Purchase Price for: (a) loans to any Person; or
(b) dividends or other distributions to the Company's shareholders.

      12.2 AUDIT. The Company shall, as soon as reasonably practicable after the date hereof, retain a "Big 6" accounting firm to conduct an audit of the Company and its Subsidiaries.

      12.3 KEY-MAN LIFE INSURANCE. The Company shall promptly obtain life insurance policies on the lives of each of Berg and Tessier, in the amount of $1,000,000 per policy.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

      13.1 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      13.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of
(a) receipt, if made by personal service, (b) three days after dispatch, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or by telex or (d) seven days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.2):

                  (a)   if to the Company:

                        4101 S.W. 47 Avenue
                        Suite 101
                        Ft. Lauderdale, Florida 33314
                        Tel:  (954) 583-5990
                        Fax:  (954) 583-7846
                        Attn: Peter Berg, President

                  (b)   if to Berg:

                        c/o I-View Software, Inc.
                        4101 S.W. 47 Avenue
                        Suite 101
                        Ft. Lauderdale, Florida 33314
                        Tel:  (954) 583-5990
                        Fax:  (954) 583-7846

                  (c)   if to Tessier:

                        c/o I-View Software, Inc.
                        4101 S.W. 47 Avenue
                        Suite 101
                        Ft. Lauderdale, Florida 33314
                        Tel:  (954) 583-5990
                        Fax:  (954) 583-7846

                  (d)   if to Purchaser:

                        c/o Bayard Trust Company Limited
                        2nd Floor, Queen's House
                        Don Road
                        St. Helier
                        Jersey JE1 4HP, Channel Islands
                        Telephone: (44) 1534-35385
                        Facsimile: (44) 1534-68632
                        Attention: Martyn Crespel

      13.3 PUBLIC ANNOUNCEMENTS. Except as required by Law or any applicable Governmental Authority, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. Except to the extent prohibited by applicable law, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

      13.4 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.5 PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction.

      13.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

      13.7 ENTIRE AGREEMENT. This Agreement, including all of the Exhibits and Schedules attached hereto which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, Berg, Tessier and Purchaser with respect to the subject matter hereof and thereof.

      13.8 ASSIGNMENT. This Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise without the express prior written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties, as applicable).

      13.9 AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party hereto. Each party to this Agreement may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the other parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

      13.10 GOVERNING LAW AND FORUM SELECTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida (without regard to its principles regarding conflicts of law). All actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in Florida state courts sitting in Broward County, Florida.

      13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      13.12 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      13.13 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the Company, Berg, Tessier and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


I-VIEW SOFTWARE, INC.

By: /s/ YANNICH TESSIER                   /s/ PETER BERG
   --------------------                   ------------------------------
Name: Yannich Tessier                     Peter Berg
Title: President


                                          HEMINGFOLD INVESTMENTS, LTD.

/s/ YANNICK TESSIER                       By:/s/ MARTIN CREAPEL
Yannick Tessier                              ---------------------------
                                          Name: MARTIN CREAPEL
                                               -------------------------
                                          Title: DIRECTOR
                                                 -----------------------

                                 SCHEDULE 1.21


                                      NONE

I-VIEW SOFTWARE, INC. - SCHEDULE 3.4


STOCKHOLDERS             iView
                         Shares              Percent

Peter Berg               4,938,095            45.75%
Yannick Tessier          4,938,095            45.75%
Lorraine Gouger            539,683             5.00%
Wally Muharsky             215,873             2.00%
Mitch Segal                107,937             1.00%
Vincent Toscano             53,968             0.50%
                         ---------           ------
                        10,793,651           100.00%

                                  SCHEDULE 3.7

                                  Subsidiaries


1.   Soley for purposes of the Representations and Warranties contained in
     Article III:

                               Galacticomm, Inc.

                               SCHEDULE 3.17 (A)

                               Material Contracts

1. Stock Purchase Agreement, dated October 29, 1996, among the Company, Christine Stryker, Robert Shaw, Stan Joseph, Robert Stein, Scott Brinker, Christopher Robert, Keith Money and the law firm of Lucio, Mandler, Croland, Bronstein & Garbett, P.A.

2. Promissory Note, dated April 2, 1996 and in the principal amount of $37,500, from the Company in favor of Skyline, Inc.

3. Promissory Note, dated August 3, 1996 and the principal amount of $50,000, from Tessier Technologies, Inc., in favor of Yannick Tessier.

4. Promissory Note, dated February 2, 1996 and in the principal amount of $25,000, from the Company in favor of Ron Pascale.

5. Agreement to Distribute Proceeds, dated February 2, 1996, between the Company and Ron Pascale.

6. Promissory Note, dated February 7, 1996 and in the principal amount of $25,000, from the Company in favor of Leonard J. Sokolow.

7. Agreement to Distribute Proceeds, dated February 7, 1996, between the Company and Leonard J. Sokolow.

8. Promissory Note, dated December 28, 1995, and in the principal amount of $10,000, from the Company in favor of Stephen Sinkoe.

9. Agreement to Distribute Proceeds, dated December 28, 1995, between the Company and Stephen Sinkoe.

10. Promissory Note, dated December 29, 1995 and in the principal amount of $10,000, from the Company in favor of Ron Herzog.

11. Agreement to Distribute Proceeds, dated December 29, 1995, between the Company and Ron Herzog.

12. Promissory Note, undated and in the principal amount of $10,000, from the Company in favor of Bruce Roberts.

13. Agreement to Distribute Proceeds, undated, between the Company and Bruce Roberts.

                                 SCHEDULE 3.19

                                 Real Property


1.    4101 S.W. 47 Avenue, Suite 101, Ft. Lauderdale, Florida 33314

                                SCHEDULE 3.20(A)


                                      NONE

                                SCHEDULE 3.20(B)


                                      NONE

                                 SCHEDULE 3.23

                                    Brokers


In connection with the transactions contemplated by this Agreement, Union Atlantic, L.C. will receive a consulting fee equal to 10% of the aggregate investment in the Company, plus a non-accountable expense allowance of 3% of the aggregate investment in the Company.

                                 SCHEDULE 4.11

                                    Brokers


In connection with the transactions contemplated by this Agreement, Union Atlantic, L.C. will receive a consulting fee equal to 10% of the aggregate investment in the Company, plus a non-accountable expense allowance of 3% of the aggregate investment in the Company.